EXHIBIT (l)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Separate Account VA FF of our report dated April 14, 2022 relating to the statutory-basis financial statements of Transamerica Life Insurance Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 29, 2022

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information, dated May 1, 2022, and included in this Post-Effective Amendment No. 12 to the Registration Statement (Form N-4, File No. 333-163878) of Separate Account VA FF (the “Registration Statement”).

We also consent to the use of our report dated February 28, 2022, with respect to the financial statements of each of the subaccounts within Separate Account VA FF for the year ended December 31, 2021, included in this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the use of our report dated February 28, 2022, with respect to the financial statements of each of the subaccounts within TFLIC Pooled Account No. 44 for the year ended December 31, 2021, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 29, 2022